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                                                                    EXHIBIT 99.1

                              CAUTIONARY STATEMENTS

         Certain statements in this Form 10-Q constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Brightpoint, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risk factors include, without limitation, (i) dependence upon principal suppliers and availability and price of wireless products; (ii) loss of significant customers or a reduction in prices we charge these customers; (iii) reliance on a third party to manage significant operations in our Asia-Pacific division; (iv) possible difficulties collecting our accounts receivable; (v) lack of demand for our products and services in certain markets and our inability to maintain margins; (vi) our ability to absorb, through revenue growth, the increasing operating costs that we have incurred and continue to incur in connection with our activities and the execution of our strategy for growth; (vii) risks of foreign operations, including currency, trade restrictions and political risks in our foreign markets; (viii) factors that could affect forward-looking statements relating to the resolution of the material weakness with respect to internal controls discussed in Item 9A of the Company's Annual Report on Form 10-K/A, as amended, including, among other things, the Company's ability to design and maintain policies and procedures which enable the Company to avoid any recurrence of the matters which gave rise to the material weakness; (ix) uncertainty whether wireless equipment manufacturers and network operators will continue to outsource aspects of their business to us; (x) possible adverse effect on demand for our products or services resulting from consolidation of wireless network operator customers; (xi) our ability to comply with Section 404 of the Sarbanes-Oxley Act of 2002; (xii) ability to respond to rapid technological changes in the wireless communications and data industry; (xiii) access to or the cost of increasing amounts of capital, trade credit or other financing;
(xiv) effect of hostilities or terrorist attacks on our operations. Because of the aforementioned uncertainties affecting our future operating results, past performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The words "believe," "expect," "anticipate," "intend," and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which speak only as of the date that such statement was made. We undertake no obligation to update any forward-looking statement.